EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 5, 2002, with respect to the consolidated financial statements of Sila Communications Limited for the year ended December 31, 2001 included in TeleCommunication Systems, Inc.’s Current Report on Form 8-K, filed on January 23, 2004, as amended by the Forms 8-K/A filed with the Securities and Exchange Commission on March 29, 2004 and November 12, 2004.

Registration Statements on Form S-8

Registration
Name	Number
TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan, TeleCommunication Systems, Inc. Employee Stock Purchase Plan	333-48026

XYPOINT Corporation 2000 Stock Plan; XYPOINT Corporation 1997 Stock Plan, as amended; and XYPOINT Corporation 1995 Stock Option Plan	333-51656

TeleCommunication Systems, Inc. Second Amended and Restated 1997 Stock Incentive Plan	333-66676

TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan	333-107466

TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Incentive Plan	333-118610

Registration Statements on Form S-3

Registration Number

333-112759
333-104305
333-119431

/s/ Ernst & Young LLP
London, England

November 12, 2004